SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 17, 2004
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724
(State of other jurisdiction of incorporation)	(Commission Identification Number)	(IRS Employer Identification Number)

1345 ENTERPRISE DRIVE
WEST CHESTER, PA 19380
(Address of principal executive offices and zip code)

(610) 431-9600
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
SIGNATURES
PRESS RELEASE DATED MAY 17, 2004

ITEM 5. OTHER EVENTS

On May 17, 2004, Amkor announced that it had entered into a strategic long-term agreement with International Business Machines Corp (“IBM”) for semiconductor assembly and test services. The transaction is valued at approximately $145 million, consisting of $114 million for land, buildings and fixtures, and $31 million for equipment and intangibles. Amkor will pay IBM a total of $63 million for fixtures, equipment, intangibles and intellectual property, with payments of $20 million at closing, expected May 31, 2004, and $43 million in the fourth quarter of 2004. Further, Amkor will pay $82 million to the China building developer in the fourth quarter of 2004.

Exhibit Index:

99.1   Text of Press Release dated May 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

By: /s/ Kenneth T. Joyce

Kenneth T. Joyce
Chief Financial Officer

Dated: May 19, 2004